Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1995 Employee Stock Option Plan and the 1995 Non-Employee Director Stock Option Plan of Steel of West Virginia, Inc. of our report dated January 19, 1996, with respect to the consolidated financial statement and schedules of Steel of West Virginia, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.






                              /s/ Ernst & Young LLP

Charleston, West Virginia
April 29, 1996